PRELIMINARY PROXY
                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              CREE RESEARCH, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                      N/A
               ------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

                                                               PRELIMINARY PROXY


                              CREE RESEARCH, INC.

                              4600 Silicon Drive
                         Durham, North Carolina 27703
                                 (919) 361-5709




                   ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 3, 1998
                   ----------------------------------------


TO THE SHAREHOLDERS OF CREE RESEARCH, INC.:

     The Annual Meeting of Shareholders of Cree Research, Inc. (the "Company") will be held Tuesday, November 3, 1998, at 10:00 a.m. local time at the offices of the Company located at 4600 Silicon Drive, Durham, North Carolina 27703, for the following purposes:

     1. To elect seven directors;

     2. To approve an amendment and restatement of the Articles of Incorporation, in the form set forth in the Appendix to the accompanying Proxy Statement, to increase the authorized shares of common stock and to effect other amendments as described in the Proxy Statement;

     3. To ratify the action of the Board of Directors in selecting Pricewaterhouse Coopers LLP as independent public accountants to audit the books of the Company for the fiscal year ending June 27, 1999; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed September 18, 1998 as the record date for the meeting. Accordingly, only shareholders of record at the close of business on September 18, 1998 are entitled to notice of and to vote at the meeting.

     It is important that your shares of the Company's common stock be represented at the meeting so that the presence of a quorum may be assured. You are cordially invited to attend. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A postage-paid return envelope is enclosed. You may revoke your proxy and vote your shares in person if you wish. If you plan to vote your shares in person and the shares are not registered in your own name, you should contact the broker or agent in whose name the shares are registered to obtain a broker's proxy and bring it to the meeting in order to vote.

                                        By order of the Board of Directors,




                                        Adam H. Broome
                                        Secretary

October 1, 1998

                                                               PRELIMINARY PROXY


                              CREE RESEARCH, INC.

                              4600 Silicon Drive
                         Durham, North Carolina 27703
                                (919) 361-5709



                                ---------------
                                PROXY STATEMENT
                               ---------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by Cree Research, Inc., a North Carolina corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held Tuesday, November 3, 1998, at 10:00 a.m. local time (the "Annual Meeting") and any adjournments. The Annual Meeting will be held at the Company's principal executive offices located at 4600 Silicon Drive, Durham, North Carolina 27703 for the purposes set forth in the Notice of Annual Meeting of Shareholders. The Company's telephone number at that location is (919) 361-5709.

     This Proxy Statement and the enclosed proxy are being first mailed on or about October 1, 1998 to all shareholders entitled to vote at the Annual Meeting. The Company's annual report to shareholders for the fiscal year ended June 28, 1998, including financial statements, is also being mailed with this Proxy Statement. The annual report is not part of the proxy solicitation materials.


RECORD DATE

     Shareholders of record at the close of business on September 18, 1998 are entitled to notice of and to vote at the Annual Meeting. As of the record date,
(xxx)shares of the Company's common stock, $0.005 par value per share (the "Common Stock"), were issued and outstanding.


REVOCABILITY OF PROXY

     A shareholder who has executed and returned the enclosed proxy may revoke it at any time before it is voted by (i) submitting to the Company a properly executed proxy bearing a later date, (ii) submitting to the Company a written revocation of the proxy or (iii) voting in person at the Annual Meeting.


VOTING OF PROXIES

     The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented thereby as directed in the signed proxy. Unless otherwise directed, the person acting under the proxies will vote the shares represented thereby: (i) for election of the seven director nominees named in this Proxy Statement; (ii) for approval of the proposed Amended and Restated Articles of Incorporation in the form set forth in the Appendix to this Proxy Statement;
(iii) to ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending June 27, 1999; and (iv) in their discretion on such other business as may come before the meeting and any adjournments. The Company is not aware of any other business expected to come before the meeting, but it is intended that as to any such other business the proxies will be voted in accordance with the judgment of the person or persons acting thereunder. If a shareholder abstains from voting as to any matter, or if a broker returns a "non-vote" proxy as to any matter (indicating a lack of authority to vote on such matter), then the shares held by such shareholder or broker will be deemed present at the meeting for purposes of determining a quorum but will not be counted for purposes of calculating the vote with respect to that matter. An abstention or broker's non-vote will have the same effect as a negative vote on the proposal to amend and restate the Articles of Incorporation of the Company.

SOLICITATION

     The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting materials sent by the Company to shareholders. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.


SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Shareholder proposals submitted for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Shareholders must be received by the Company by 5:00 p.m. June 3, 1999 and must comply with certain rules of the Securities and Exchange Commission. Any shareholder proposal submitted for consideration at the 1999 Annual Meeting, including nominations for election to the Board of Directors, must also comply with Section 10, Article II of the Company's Bylaws, which requires that a shareholder give written notice to the Company at least sixty but not more than ninety days prior to the meeting. Shareholder proposals submitted for consideration at the 1999 Annual Meeting will not be considered timely unless the notice required by the Bylaws is delivered to the Secretary of the Company not later than 5:00 p.m. before September 13, 1999, nor earlier than 5:00 p.m. August 13, 1999. Any such proposals should be sent via means that afford proof of delivery to: Secretary, Cree Research, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.


                               VOTING SECURITIES

     On September 18, 1998, the date for determining shareholders entitled to vote at the meeting, (xxx) shares of Common Stock of the Company were outstanding, with each share being entitled to one vote on all matters to be presented for action at the meeting. Shares of Common Stock were the only voting securities of the Company outstanding on the record date. A quorum will be present at the meeting if a majority of the outstanding shares of Common Stock is present at the meeting in person or by proxy.

     Directors are elected by a plurality of votes cast. A majority of the outstanding shares of Common Stock are required to approve the proposed Amended and Restated Articles of Incorporation. For all other matters submitted to a vote at the meeting, a majority of the votes cast is required for approval.


                          PRINCIPAL SHAREHOLDERS AND
                         SHARE OWNERSHIP BY MANAGEMENT

     The following table sets forth information as of August 28, 1998 relating to the beneficial ownership of the Company's Common Stock by (i) each person who was known by the Company at that date to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each executive officer of the Company named in the Summary Compensation Table on page 7, (iii) each director of the Company, (iv) each person nominated for election as a director and (v) all executive officers and directors as a group.

                                                          COMMON STOCK         PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS (1)                               BENEFICIALLY OWNED (2)(3)          SHARES OWNED
------------------------------------------------- --------------------------- ---------------------------
 Trustees of General Electric                              1,279,967                       9.9%
  Pension Trust
 3003 Summer Street
 Stamford, CT 06904

 Freiss Associates, Inc. (4)                                 750,000                       5.8%
 3908 Kennett Pike
 P.O. Box 4166
 Greenville, DE 19807

 D.L. Carlson Investment Group, Inc. (4)                     671,795                       5.2%
 101 N. State Street
 Concord, NH 03301

 Michael W. Haley (5)                                        472,914                       3.7%
 1030 Summit Avenue, Ste. 2W1
 Greensboro, NC 27405

 Dolph W. von Arx (6)                                        322,160                       2.5%
 4351 Gulf Shore Blvd. North
 Le Rivage Penthouse 1
 Naples, FL 34103

 F. Neal Hunter                                              303,786                       2.3%

 John W. Palmour, Ph.D.                                      301,000                       2.3%

 Calvin H. Carter, Jr., Ph.D. (7)                            275,596                       2.1%

 Walter L. Robb, Ph.D. (8)                                   191,000                       1.5%
 1358 Ruffner Road
 Schenectady, NY 12309

 Charles M. Swoboda                                           58,200                         *

 James E. Dykes                                               55,000                         *
 13365 N.E. 226th Avenue Road
 Ft. McCoy, FL 32134

 All directors and executive officers as a group           1,994,256                      14.8%
 (9 persons)

---------
(1) Officers and directors named without addresses are care of the Company's address at 4600 Silicon Drive, Durham, North Carolina 27703.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock that are beneficially owned by them.

(3) Includes shares issuable upon exercise of stock options and warrants, to the extent such options and warrants are exercisable within 60 days of August 28, 1998, as follows: All executive officers and directors as a group hold options for the purchase of an aggregate of 597,172 shares. Mr. Hunter holds 115,786 options; Dr. Carter, 71,786 options; Dr. Palmour, 66,000 options; Mr. Swoboda, 58,000 options; Dr. Robb, 79,000 options; Mr. von Arx, 91,000 options; Mr. Haley, 65,000 options; and Mr. Dykes, 39,000 options. The Trustees of the General Electric Pension Trust hold 12,500 warrants.

(4) As reported by the named holder in its report on Form 13F filed with the Securities and Exchange Commission for the period ended June 30, 1998.

(5) Of the shares listed as held by Mr. Haley, 20,000 are held by a charitable foundation of which Mr. Haley is a director. Mr. Haley holds shared voting and investment power over these shares but disclaims beneficial ownership.

(6) Of the shares listed as held by Mr. von Arx, 4,000 are held by his spouse. Mr. von Arx disclaims voting and investment power over these shares.

(7) Of the shares listed as held by Dr. Carter, 52,590 are held by members of his immediate family. Dr. Carter disclaims voting and investment power over these shares.

(8) Of the shares listed as held by Dr. Robb, 32,000 are held by a trust of which Dr. Robb is a trustee. Dr. Robb holds shared voting and investment power over these shares but disclaims beneficial ownership.

     * Represents less than 1%


                             ELECTION OF DIRECTORS

NOMINEES

     The Company's Bylaws provide that the Board of Directors shall be comprised of three or more directors, with the exact number to be fixed by the shareholders. In 1988 the shareholders fixed the number of Directors at nine. Seven persons have been nominated for election at the Annual Meeting, all of whom are currently serving as directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that any of these seven nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such time as his successor has been duly elected and qualified.

     The names of the Company's nominees for director and certain information about them are set forth below.



                                                                                        DIRECTOR
                 NAME                    AGE          POSITION WITH THE COMPANY          SINCE
-------------------------------------   -----   ------------------------------------   ---------
       F. Neal Hunter                    36     Director (Chairman), President and       1987
                                                Chief Executive Officer
       Calvin H. Carter, Jr., Ph.D.      43     Director, Executive Vice President       1987
                                                and Director of Materials
                                                Technology
       John W. Palmour, Ph.D.            37     Director and Director of Advanced        1995
                                                Devices
       Michael W. Haley                  60     Director                                 1989
       Dolph W. von Arx                  64     Director                                 1991
       James E. Dykes                    60     Director                                 1992
       Walter L. Robb, Ph.D.             70     Director                                 1993

     Mr. Hunter, a co-founder of the Company, has served as a director since its inception, as the Company's President and Chief Executive Officer since 1994 and as Chairman of the Company's Board of Directors since 1995. Prior to his election as President and Chief Executive Officer, Mr. Hunter served as Vice President of Marketing with responsibility for the management of the Company's optoelectronic products and as the Company's Secretary and Treasurer. He received his B.S. degree in mechanical engineering from North Carolina State University in 1984.

     Dr. Carter, also a co-founder of the Company, has served as a director and vice president since its inception. He currently holds the positions of Executive Vice President and Director of Materials Technology. As Director of Materials Technology Dr. Carter is responsible for the Company's development of advanced materials growth technology, including the growth of silicon carbide material for semiconductor and other applications. He previously served as Vice President, New Product Development from 1995 to 1997 and as Director of Technology from 1987 to 1995. Dr. Carter holds B.S., M.S. and Ph.D. degrees in materials science and engineering from North Carolina State University, having received these degrees in 1977, 1980 and 1983, respectively.

     Dr. Palmour, also a co-founder of the Company, currently serves as Director of Advanced Devices and, in that capacity, is responsible for the Company's development of advanced silicon carbide devices such as microwave transistors and power devices. Dr. Palmour has served as a director of the Company since October 1995 and previously served on the Company's Board of Directors from October 1992 to April 1993. Dr. Palmour received his B.S. and Ph.D. degrees from North Carolina State University in 1982 and 1988, respectively, in the fields of materials science and engineering.

     Mr. Haley became a director of the Company in April 1989. He serves as chairman and chief executive officer of Triton Management Company based in Greensboro, North Carolina, which previously owned and operated 60 restaurants and has been engaged principally in investment and property management since the sale of the restaurants in 1993 and 1996. Mr. Haley graduated from the University of North Carolina-Chapel Hill in 1960, where he received a bachelor's degree in business administration.

     Mr. von Arx became a director of the Company in October 1991. He has served as the non-executive chairman of Morrison Fresh Cooking, Inc. since January 1996 and is the former chairman, president and chief executive officer of Planters LifeSavers Company, an affiliate of RJR Nabisco, Inc., where he served in such capacities for four years prior to his retirement in 1991. Mr. von Arx is a graduate of Washington University, where he received his bachelor's degree in 1960. He is currently a director of the following public companies or registered investment companies: Ruby Tuesday, Inc., International Multifoods Corporation and MacKenzie Investment Management, Inc.

     Mr. Dykes became a director of the Company in January 1992. He served as executive vice president of Thomas Group, Inc., a publicly held management consulting group, from July 1997 through June 1998 and from 1994 to 1997 served as president and chief executive officer of Intellon Corp., a privately held start-up company in the home automation industry. From January 1989 until his retirement in December 1992, Mr. Dykes served as president and chief executive officer of Signetics Company, a subsidiary of North American Philips Corporation. Mr. Dykes received his B.S. degree in electrical engineering from the University of Florida in 1962. He is currently a director of EXAR Corporation and Thomas Group, Inc., both of which are public companies.

     Dr. Robb became a director of the Company in April 1993. He is currently the president of Vantage Management, Inc., a consulting and investment firm in Schenectady, New York. From 1986 through 1992, Dr. Robb served as a senior vice president for Corporate Research and Development for General Electric Company. He has held various other positions with General Electric Company since 1951. Dr. Robb received his B.S. degree in 1948 from Pennsylvania State University and his M.S. and Ph.D. degrees in 1950 and 1951, respectively, from the University of Illinois. All of Dr. Robb's degrees were awarded in chemical engineering. He is currently a director of Marquette Medical Systems, Inc., Celgene Corporation, Neopath, Inc. and Mechanical Technology Incorporated, all public companies.


OTHER EXECUTIVE OFFICERS

     Other executive officers of the Company not serving as directors include the following:

     Charles M. Swoboda (age 31) has served as Vice President and Chief Operating Officer of the Company since June 1997. Mr. Swoboda joined the Company in 1993 and previously served as the Company's Operations Manager from July 1996 to June 1997, as Wafer Fab Manager from April 1996 to July 1996, as General Manager of the Company's subsidiary, Real Color Displays, Inc., from August 1994 to April 1996 and as LED Product Manager from July 1993 to August 1994. Prior to 1993 he was employed by Hewlett-Packard Company. Mr. Swoboda received his B.S. degree in electrical engineering from Marquette University in 1989.

     Cynthia B. Merrell (age 37) was named Chief Financial Officer and Treasurer effective July 1998 after serving as the Company's Interim Chief Financial Officer and Assistant Treasurer since January 1998. Ms. Merrell joined the Company in 1996, initially serving as its Controller. From January 1992 to November 1996 she was employed as the controller of Kaset International, a subsidiary of The Times Mirror Company engaged in providing training, consulting and project management services in the field of customer relations. Ms. Merrell's prior financial experience includes service in various capacities with Tropicana Products, Inc. and the accounting firm of Arthur Andersen & Co. She received her B.S. degree in accounting from the University of Florida in 1981 and is a Certified Public Accountant.


BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four meetings during the fiscal year ended June 28, 1998. The Board of Directors has a standing Audit Committee, Compensation Committee and Executive Committee. It does not have a standing nominating committee or committee performing similar functions. During the 1998 fiscal year each director attended or participated in 75% or more of the aggregate of (i) all meetings of the Board of Directors held during the period for which he served as a director and (ii) all meetings of committees of the Board on which such director served that were held during the period he served.

     The members of the Audit Committee of the Board of Directors during the 1998 fiscal year were Michael W. Haley, Calvin H. Carter, Jr. and Dolph W. von Arx. Mr. Haley served as Chairman of the Audit Committee throughout the fiscal year. The Audit Committee is authorized by the Board of Directors to review, with the Company's independent accountants, the annual financial statements of the Company prior to publication; to review the work of and approve non-audit services performed by such independent accountants; and to make annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year. The Audit Committee also reviews the effectiveness of the financial and accounting functions, organization, operations and management of the Company. The Audit Committee held four meetings during the 1998 fiscal year.

     The members of the Compensation Committee of the Board of Directors during the 1998 fiscal year were James E. Dykes, Michael W. Haley, Walter L. Robb and Dolph W. von Arx. Mr. Dykes served as Chairman of the Compensation Committee throughout the fiscal year. The Compensation Committee fixes the compensation of the Company's chief executive officer and reviews and approves the compensation of all other executive officers. In addition, the Compensation Committee is responsible for administration of the Company's Amended and Restated Equity Compensation Plan (the "Equity Compensation Plan") and, in that capacity, reviewed and approved proposed grants of stock options and the terms of the grants during the year. The Compensation Committee held one meeting during the 1998 fiscal year.

     The members of the Executive Committee of the Board of Directors during the 1998 fiscal year were F. Neal Hunter, Dolph W. von Arx and James E. Dykes. The Executive Committee renders advice and recommendations to the Board of Directors with regard to policies of the Company and the conduct of its affairs; considers matters submitted to the committee during intervals between meetings of the Board of Directors; and, subject to ratification by the Board, approves contracts, agreements and other material corporate documents. The Executive Committee held no meetings during the 1998 fiscal year.

              THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
 VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SUPPLY AND RELATED AGREEMENTS WITH C3, INC.

     The Company is a party to certain agreements with C3, Inc. ("C3"), a customer of the Company engaged in the fabrication and sale of gemstones made from silicon carbide.

     Pursuant to a supply agreement originally entered into in 1995 and subsequently amended and restated, the Company has agreed to supply silicon carbide to C3 on an exclusive basis for use in the fabrication of gemstones, and C3 has agreed to purchase certain of its requirements for such material from the Company. In related development agreements executed in July 1997 and January 1998, and subsequently amended and restated, the Company has undertaken to develop improved processes for manufacturing large volume, colorless silicon carbide material for sale to C3. In addition, the Company and C3 are parties to an agreement executed in February 1996 under which the Company supplies certain electronic devices to C3 for use in gemstone testing equipment. During the fiscal year ended June 28, 1998, C3 purchased approximately $4.5 million in products and services from the Company under these agreements.

     The Company and C3 are also parties to an agreement executed in May 1998 under which C3 has agreed to purchase certain equipment constructed by the Company which the Company will retain for use in manufacturing silicon carbide for sale to C3. The purchase price of the equipment is based on the Company's costs plus a reasonable allocation of overhead, subject to an agreed maximum price of $3.4 million. Under the terms applicable to the purchase, C3 is obligated to transfer title to the equipment to the Company once it is fully depreciated.

     The Company owns 79,601 shares of common stock of C3, representing approximately 1.1% of C3's common stock outstanding at August 7, 1998 (based on the number of outstanding shares reported by C3 in its report on Form 10-Q filed August 11, 1998). Of the shares owned by the Company, 24,601 shares were acquired in January 1997 pursuant to an option C3 granted the Company in 1995, and the additional shares were acquired in C3's initial public offering in November 1997. Mr. Hunter, who serves as the Company's President and Chief Executive Officer and as Chairman of the Board, has entered into an agreement with the Company relating to the shares of C3 common stock purchased in November 1997. Under this agreement, if the Company incurs a loss on the sale of such shares Mr. Hunter is obligated to indemnify the Company for such losses, up to a maximum amount that depends on the selling price but is not to exceed $400,000 in any event.

     Certain of the Company's directors and executive officers also own shares of C3 common stock. At August 7, 1998, these directors and executive officers as a group held approximately 3.3% of C3's then outstanding common stock. The approximate individual holdings were as follows: F. Neal Hunter, 1.0%; Calvin
H. Carter, Jr., 0.4%; John W. Palmour, 0.4%; Dolph W. von Arx, 1.0% (includes shares held in trust); Walter L. Robb, 0.5%; and James E. Dykes, 0.1%. As of April 15, 1998, based on the shareholdings reported in C3's proxy statement dated May 22, 1998, Mr. Hunter's brothers, C. Eric Hunter and Jeff N. Hunter, owned individually or jointly with their spouses approximately 18% of the outstanding common stock of C3, and General Electric Pension Trust, which holds approximately 9.9% of the outstanding Common Stock of the Company, owned approximately 8.1% of C3's outstanding common stock.

     The Company believes its agreements with C3 are on terms no less favorable to the Company than those it could obtain from unaffiliated third parties. The Board of Directors has designated a committee composed of persons having no ownership interest in C3 to review all proposed transactions between the Company and C3. The committee, which presently consists of a member of the Board of Directors and the Company's Chief Operating Officer, has reviewed and approved all agreements with C3 subsequent to its establishment in January 1997.


          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent (10%) beneficial owners are required by Commission rules to furnish the Company with copies of all reports they file under Section 16(a).

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten percent (10%) beneficial owners were complied with on a timely basis during the fiscal year ended June 28, 1998.


                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning compensation paid or accrued by the Company during the fiscal years indicated for the chief executive officer of the Company and each other executive officer whose annual salary and bonus exceeded $100,000.


                          SUMMARY COMPENSATION TABLE




                                          ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                ---------------------------------------- ---------------------------------
                                                                                 AWARDS           PAYOUTS
                                                                         ----------------------- ---------
                                                           OTHER ANNUAL   RESTRICTED   OPTIONS/     LTIP     ALL OTHER
          NAME AND                YEAR    SALARY   BONUS   COMPENSATION      STOCK       SARS     PAYOUTS   COMPENSATION
     PRINCIPAL POSITION          ENDED     ($)      ($)         ($)         AWARDS        (#)       ($)       ($) (4)
  ------------------------      ------- --------- ------- -------------- ------------ ---------- --------- -------------
 F. Neal Hunter                  1998    150,000   7,053       -0-           -0-        90,000     -0-          690
 President, Chief Executive      1997    144,615     844       -0-           -0-           -0-     -0-          778
 Officer and Director (1)        1996    117,346     -0-       -0-           -0-        24,000     -0-          902

 Charles M. Swoboda              1998    130,000   6,282       -0-           -0-        60,000     -0-          662
 Vice President and Chief        1997     98,942     927       -0-           -0-        10,000     -0-          546
 Operating Officer (2)           1996     76,615     -0-       -0-           -0-           -0-     -0-          423

 Calvin H. Carter, Jr., Ph.D.    1998    122,000   5,700       -0-           -0-        45,000     -0-          673
 Executive Vice President,       1997    108,605     565       -0-           -0-           -0-     -0-          688
 Director of Materials           1996    105,235     -0-       -0-           -0-        20,000     -0-          810
 Technology and Director (3)


---------
(1) Mr. Hunter was elected President and Chief Executive Officer in August 1994 and Chairman of the Board in August 1995.

(2) Mr. Swoboda was elected Vice President and Chief Operating Officer in June 1997 and previously served in other management positions with the Company.

(3) Dr. Carter was elected Executive Vice President in June 1997 and was appointed as Director of Materials Technology in April 1997. He previously served as Vice President, New Product Development.

(4) These amounts represent term life insurance premiums paid by the Company on behalf of the named executive officers.

STOCK OPTIONS GRANTED DURING FISCAL YEAR TO NAMED EXECUTIVE OFFICERS

     The following table sets forth information about the stock options granted to the named executive officers of the Company as compensation for fiscal year ended June 28, 1998. No stock appreciation rights were granted to the named executive officers during this period.



        OPTION GRANTS FOR LAST FISCAL YEAR TO NAMED EXECUTIVE OFFICERS


                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                  AT ASSUMED ANNUAL RATES OF
                                           % TOTAL OPTIONS                        STOCK PRICE APPRECIATION
                                  NO. OF      GRANTED TO     EXERCISE    EXPIRA-     FOR OPTION TERM (3)
                                 OPTIONS     EMPLOYEES IN      PRICE      TION    -------------------------
NAME                             GRANTED   FISCAL YEAR (1)    ($/SH)    DATE (2)       5%          10%
------------------------------- --------- ----------------- ---------- ---------- ----------- -------------
 F. Neal Hunter                  90,000          18.2%       $ 12.98    7/1/07     $734,922    $1,862,437
 Charles M. Swoboda              60,000          12.1%       $ 12.98    7/1/07     $489,948    $1,241,624
 Calvin H. Carter, Jr., Ph.D.    45,000           9.1%       $ 12.98    7/1/07     $367,461    $  931,218

---------
(1) Options to acquire an aggregate of 494,000 shares of Common Stock were granted to all employees of the Company as compensation for fiscal year ended June 28, 1998.

(2) The listed options were exercisable upon grant as to one-third of the shares. The options vest and become exercisable as to the remaining shares in equal annual increments on the first and second anniversary of the grant date, provided the recipient is employed at the vesting date. With certain exceptions in cases of death or disability, the options expire ten years from the grant date or, if earlier, 90 days after termination of the recipient's employment.

(3) The potential realizable value of the options reported above was calculated by assuming 5% and 10% annual rates of appreciation of the Common Stock of the Company from the date of grant of the options until the expiration of the maximum ten-year term of the options. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The actual value, if any, realized from the options could be substantially higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Common Stock of the Company during the option period and the timing of exercise of the options.


STOCK OPTIONS EXERCISED DURING FISCAL YEAR AND YEAR END VALUES OF UNEXERCISED OPTIONS

     The following table sets forth information about stock options exercised by the named executive officers of the Company during the fiscal year ended June 28, 1998. No stock appreciation rights were held or exercised by the named executive officers during this period.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES



                                   SHARES                      NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                                  ACQUIRED        VALUE        OPTIONS AT FY-END (#)      MONEY OPTIONS AT FY-END ($)
NAME                            ON EXERCISE   REALIZED (1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE (2)
------------------------------ ------------- -------------- --------------------------- ------------------------------
F. Neal Hunter                     -0-            -0-            85,786 / 60,000             $485,005 / $158,438
Charles M. Swoboda                4,000      $47,000             34,800 / 43,200             $122,863 / $144,025
Calvin H. Carter, Jr., Ph.D.       -0-            -0-            52,786 / 34,000             $283,666 / $127,219

---------
(1) Upon exercise of the option, an option holder does not receive the amount reported under the column "Value Realized," which reflects the amount by which the value of the Common Stock of the Company on the date an option was exercised exceeded the exercise price. The option holder does not realize any value until the shares of Common Stock issued upon exercise of the options are sold.

(2) The value of the Common Stock at fiscal year end June 28, 1998 was $15.625 per share based on the last sale price of the Common Stock on June 26, 1998 as reported by The Nasdaq Stock Market. The option values were determined by subtracting the aggregate exercise prices of the options from the value of the Common Stock issuable upon exercise of the options.

COMPENSATION OF DIRECTORS

     The Company does not presently pay cash fees to its directors but does reimburse directors for expenses incurred in their capacity as directors. Directors who are also employees of the Company are not separately compensated for their service on the Board of Directors. Non-employee directors have been granted options to purchase Common Stock of the Company as compensation for their services during the fiscal year ended June 28, 1998 and in prior fiscal years.

     Each of the non-employee directors currently holding office (Messrs. Dykes, Haley, Robb and von Arx) were granted 12,000 options on July 1, 1996 and 12,000 options on July 1, 1997 pursuant to the Company's Stock Option Plan for Non-Employee Directors approved by the shareholders in October 1995 (referred to below as the "Formula Plan"). These options, which are now fully-vested, were granted at exercises price equal to the closing market price of the Common Stock on the grant date and are exercisable for terms ending ten years after the grant date. The Formula Plan was terminated in 1997.

     On July 1, 1998 the Company granted each non-employee director currently holding office (Messrs. Dykes, Haley, Robb and von Arx) options to purchase 24,000 shares of Common Stock at a price equal to the closing market price of the Common Stock on that date. These options, which were granted pursuant to the Company's Equity Compensation Plan, will vest and become exercisable in equal quarterly increments over a two-year period ending June 30, 2000, subject to continued service as a director.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors during the fiscal year ended June 28, 1998 were James E. Dykes, Michael W. Haley, Walter L. Robb and Dolph W. von Arx, none of whom have been ever served as officers or employees of the Company. No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company. Messrs. Dykes, Robb and von Arx own, directly or indirectly, shares of common stock of C3, Inc., a customer of the Company. SEE "Certain Relationships and Related Transactions -- Supply and Related Agreements with C3, Inc.," at page 6 above.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and establishes the compensation of the Company's chief executive officer. It also reviews and approves compensation recommendations submitted by the chief executive officer for all other executive officers. In addition, the Compensation Committee administers the Equity Compensation Plan and, in that capacity, is responsible for reviewing and approving stock options awarded under the plan. In the case of options granted to directors and officers of the Company, the Compensation Committee may recommend such grants to the Board of Directors for approval by the Board serving as the committee for purposes of the plan. The Committee's compensation policies applicable to executive officers of the Company, and the Committee's bases for the 1998 fiscal year compensation of the Company's chief executive officer, are discussed below.


     Compensation Philosophies

     In determining and approving executive officer compensation, the Compensation Committee seeks to adhere to practices that will enable the Company to attract and retain qualified executives, align the interests of the executives with the long-term interests of the Company's shareholders and motivate executives to achieve targeted objectives. In furtherance of these goals, base salaries are generally set annually at levels which take into account both competitive and performance factors. The Company also relies to a significant degree on stock options to attract and motivate its executives. During the fiscal year ended June 28, 1998, compensation arrangements for the Company's executive officers consisted of base salary, stock option grants and participation in a discretionary bonus (profit-sharing) program, the Company's 401(k) Plan and other benefit programs available generally to employees of the Company.


     Cash-Based Compensation

     The Compensation Committee determines the base salary of the chief executive officer and reviews and approves base salaries for each of the Company's other executive officers annually in connection with annual performance reviews. In adjusting these base salaries, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance. In many instances, the qualitative factors necessarily involve a subjective assessment by the Committee. The Compensation Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors but rather considers a variety of factors and evaluates individual performance against those factors both in absolute terms and in relation to the executive's peers within the Company.

     In approving salary adjustments for executive officers (other than the chief executive officer), the Compensation Committee primarily relies on the evaluation and recommendations of Mr. Hunter, who has served as President and Chief Executive Officer of the Company since 1994. In addition, in approving base salaries for the fiscal year ended June 28, 1998, the Compensation Committee reviewed an independent survey of salaries and bonuses paid to executive officers of a broad group of companies in the electrical and electronics industry of comparable size. The survey includes a different group of companies than those companies included in the NASDAQ Electronic Component Stocks Index used in the performance measurement comparison graph included in this Proxy Statement. Generally, salaries approved for the Company's executive officers for the fiscal year ended June 28, 1997 were at levels within the first through third quartiles of executive salaries reported in the independent survey for electrical and electronics firms with annual revenues of $25 to $40 million.

     Based on the factors described above, the Compensation Committee proposed that the annual salary of Mr. Hunter be increased from $150,000 to $171,000 for the fiscal year ended June 28, 1998. Mr. Hunter, however, declined to accept the recommended increase, and his salary for the 1998 fiscal year remained at the same level as the prior year.

     During the fiscal year ended June 28, 1998, executive officers, including the chief executive officer, participated with all other eligible employees in a discretionary incentive compensation program. Under this program the Company paid quarterly bonuses based on pre-tax operating profits achieved in the quarter. The aggregate bonus pool was set at five percent (5%) of each quarter's operating profits and was prorated and divided among employees based on wages earned during the quarter.


     Equity Incentives

     The Company utilizes the Equity Compensation Plan to align the interests of shareholders and management by giving executive officers a substantial economic interest in the long-term appreciation of the Company's stock. All options granted under the Equity Compensation Plan since the Company's initial public offering in 1993 have been granted with exercise prices set at not less than 100% of the fair market value of the underlying stock on the grant date. Generally, option grants have a term of ten years and are subject to vesting over three to five years although other vesting schedules have been used in some circumstances.

     In determining the number of options granted to an executive officer, the Compensation Committee takes into account all factors it deems appropriate, including the officer's position and level of responsibility within the Company, the officer's existing unvested option holdings, the potential reward to the officer if the stock price appreciates in the public market and the competitiveness of the officer's overall compensation arrangements, including stock options. Outstanding performance by an individual may also be taken into consideration. Option grants are also made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. In approving or recommending approval of option grants to other executive officers, the Compensation Committee relies primarily on Mr. Hunter's evaluations and recommendations.

     Based on the factors described above, during the fiscal year ended June 28, 1998 the Compensation Committee recommended, and the Board of Directors approved, grants to executive officers of options to purchase an aggregate of 213,000 shares of Common Stock.

                                        THE COMPENSATION COMMITTEE

                                        James E. Dykes, Chairman
                                        Michael W. Haley
                                        Walter L. Robb, Ph.D.
                                        Dolph W. von Arx

COMPARATIVE PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of a market index (CRSP Total Returns Index for The Nasdaq Stock Market -- U.S. Companies) and a peer index (CRSP Total Returns Index for NASDAQ Electronic Components Stocks -- U.S. & Foreign) for the five-year period from June 30, 1993 to June 28, 1998. The comparison assumes the investment of $100 in the Company's Common Stock, the market index and the peer index on June 30, 1993 and the reinvestment of all dividends.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
      AMONG CREE RESEARCH, INC. COMMON STOCK, MARKET INDEX AND PEER INDEX
                        JUNE 30, 1993 TO JUNE 28, 1998


              [LINE GRAPH APPEARS WITH THE FOLLOWING PLOT POINTS:]


                       6/30/93   6/30/94   6/30/95   6/30/96   6/30/97   6/30/98
                       -------   -------   -------   -------   -------   -------
Cree Common Stock        $100      $82       $225      $235      $192      $245
Market Index             $100     $101       $135      $173      $210      $274
Peer Index               $100     $110       $227      $240      $394      $399

                   APPROVAL OF AMENDMENT AND RESTATEMENT OF
                           ARTICLES OF INCORPORATION

PROPOSED AMENDMENT AND RESTATEMENT

     On July 28, 1998, the Board of Directors adopted resolutions approving an amendment and restatement of the Company's Articles of Incorporation (the "Articles of Incorporation") and directing that the proposed amendment and restatement be submitted to a vote of the shareholders at the Annual Meeting. If approved by the shareholders, the Articles of Incorporation would be amended and restated in the form of the Amended and Restated Articles of Incorporation set forth in the Appendix to this Proxy Statement (referred to below as the "Amended and Restated Articles"). The Amended and Restated Articles would amend the present Articles of Incorporation:

      (a) to increase the number of authorized shares of Common Stock, par value $.005 per share, from 14,500,000 shares to 30,000,000 shares;

      (b) to eliminate the 1,250,000 shares of Class A Voting Preferred Stock and 1,500,000 shares of Class B Non-Voting Preferred Stock presently authorized by the Articles of Incorporation;

      (c) to authorize a class of preferred stock, par value $.01 per share (the "Preferred Stock"), consisting of 3,000,000 shares, with the Board of Directors having authority to establish from time to time one or more series of Preferred Stock and to determine the preferences, limitations and relative rights of the Preferred Stock; and

      (d) to delete Article V, which required that the Corporation receive one dollar in capital before commencing business, since the North Carolina Business Corporation Act no longer requires this provision.

     The Board of Directors determined that adoption of the Amended and Restated Articles is in the best interests of the Company and unanimously recommends approval by the shareholders. If the Amended and Restated Articles are approved by the shareholders, the Company will file Articles of Restatement with the North Carolina Secretary of State reflecting the amendment and restatement, which will become effective on the date the Articles of Restatement are accepted for filing by the Secretary of State.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL
            OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.


BACKGROUND AND REASONS FOR THE PROPOSAL

     The Articles of Incorporation presently authorize the issuance of up to 1,250,000 shares of Class A Voting Preferred Stock, 1,500,000 shares of Class B Non-Voting Preferred Stock and 14,500,000 shares of Common Stock. No shares of Class A Voting Preferred Stock or Class B Non-Voting Preferred Stock are issued and outstanding. As of the close of business on August 28, 1998, there were 12,881,838 shares of Common Stock issued and outstanding, leaving a balance of 1,618,162 shares which are authorized and unissued.

     All of the authorized and unissued shares are reserved for issuance pursuant to stock purchase warrants previously issued by the Company and pursuant to the Company's stock option plans. The reserved shares consist of 300,000 shares reserved for issuance under outstanding stock purchase warrants, 96,000 shares reserved for issuance under outstanding options granted to non-employee directors under the Formula Plan and 1,222,162 reserved for issuance under the Equity Compensation Plan. An additional 815,417 shares have been approved by the shareholders for issuance under the Equity Compensation Plan but are not reserved since there are presently insufficient authorized shares. If the Amended and Restated Articles are adopted, the total number of reserved shares will automatically increase to 2,433,579 shares to include the additional shares previously authorized for issuance under the Equity Compensation Plan. Thus, if the Amended and Restated Articles are approved by the shareholders, upon their effectiveness the Company will have a total of 30,000,000 authorized shares of Common Stock, with 12,881,838 shares issued and outstanding (as of August 28, 1998) and 2,433,579 reserved for issuance, leaving a balance of 14,684,583 shares authorized and unissued and not reserved for any specific purpose.

     The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock to make additional shares available for issuance to meet the Company's future business needs. The increased shares would enable the Company to fund all of the awards authorized by the Equity Compensation Plan without requiring the repurchase of shares by the Company, and the increase in shares not reserved for any specific purpose would give the Company flexibility to meet other business needs as they arise in the future.

     The proposed class of Preferred Stock to be authorized by the Amended and Restated Articles would likewise give the Company increased flexibility to meet future business needs. The Articles of Incorporation presently authorize issuance of preferred stock with certain voting rights, liquidation preferences and other specified terms. The provisions of the Articles of Incorporation defining these terms were adopted prior to the Company's initial public offering in 1993 and were in part determined by negotiations with investors who purchased shares of preferred stock in private placements conducted by the Company prior to its initial public offering. The proposed Amended and Restated Articles would remove the existing preferred stock terms and add provisions creating a single class of Preferred Stock, with the Board of Directors having authority to establish from time to time one or more series of the Preferred Stock and to determine the preferences, limitations and relative rights of the Preferred Stock.

     Other than shares which will be reserved for issuance under the Equity Compensation Plan pursuant to prior shareholder authorization, the Company's management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares of Common Stock or the shares of Preferred Stock proposed to be authorized by the Amended and Restated Articles. The Board of Directors believes the availability of such shares will benefit the Company by providing flexibility to issue stock for a variety of other proper corporate purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, except as may be required by law, regulation or stock exchange rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition or merger into the Company of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock dividends or distributions and other bona fide corporate purposes. Were these situations to arise, the issuance of additional shares of stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a shareholder's percentage voting power in the Company. Holders of the Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of stock of the Company in order to maintain their proportionate ownership interest.

     Although an increase in the authorized shares of Common Stock and the establishment of the Preferred Stock could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the current proposal to amend and restate the Articles of Incorporation is not in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. Management is not currently aware of any actions taken by any person or group to obtain control of the Company. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the shareholders. The Board does not currently contemplate recommending the adoption of any other amendments to the Articles of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.

     Although the purpose of seeking an increase in the number of authorized shares of Common Stock and the establishment of the Preferred Stock is not intended for anti-takeover purposes, the rules of the Securities and Exchange Commission require disclosure of the provisions of the Articles of Incorporation and the Company's Bylaws that could have an anti-takeover effect. The Equity Compensation Plan and the laws of the State of North Carolina contain additional provisions that also may have the effect of delaying, deterring or preventing a change in control of the Company. These provisions are described below.

     ARTICLES AND BYLAWS. The Articles of Incorporation and Bylaws include provisions that may have the effect of delaying, deterring or preventing a change in control of the Company, including: (i) the authority of the Board of Directors under the present Articles of Incorporation to issue up to a maximum of approximately 1,250,000 shares of Class A Voting Preferred Stock and up to a maximum of approximately 1,500,000 shares of Class B Non-Voting Preferred Stock presently available (if the shareholders approve the Amended and Restated Articles, the Board of Directors will have authority to issue up to a maximum of approximately 3,000,000 shares of Preferred Stock, of which the Board of Directors will have the authority to determine the preferences, limitations and relative rights); (ii) under the Bylaws, a special meeting of shareholders may only be called by the President, the Secretary, the Board of Directors or pursuant to the written request of a shareholder who owns at least 10% of all shares entitled to vote; and (iii) under the Bylaws, a shareholder who wishes to nominate directors at an annual or special meeting or submit a proposal for consideration at an annual meeting must provide notice to the Company not earlier than 90 days before the meeting and not later than 60 days before the meeting.

     EQUITY COMPENSATION PLAN. The Equity Compensation Plan provides that, in the event of a change in control of the Company, the Compensation Committee has the authority, in its discretion, to declare that all then outstanding stock options, not previously vested and exercisable, shall be deemed fully vested and exercisable effective immediately and that any restrictions applicable to awards of restricted stock will lapse effective immediately. The Board of Directors is considering, but has not yet approved, amendments to the Equity Compensation Plan which remove this discretionary authority and provide that in the event of a change in control all then outstanding stock options, not previously vested and exercisable, would be deemed fully vested and exercisable effective immediately, and that any restrictions applicable to awards of restricted stock would lapse effective immediately, without further action by the Compensation Committee or the Board of Directors.

     SHAREHOLDER PROTECTION ACT. The North Carolina Business Corporation Act (the "NCBCA") includes provisions that may have the effect of delaying, deterring or preventing a change in control of the Company. Article 9 of the NCBCA sets forth the North Carolina Shareholder Protection Act (the "Shareholder Protection Act"). The Shareholder Protection Act requires the affirmative vote of the holders of 95% of the voting shares of a corporation, voting as one class, for the adoption or authorization of a business combination (i) with any other entity if, as of the record date for the determination of shareholders entitled to vote on such business combination, the other entity is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation and (ii) with any affiliate of the corporation which at any time has been a 20% holder of such voting shares. A "business combination" is defined to include any merger or consolidation of a corporation with or into any other corporation, or the sale or lease of all or any substantial part of the corporation's assets to, or any payment, sale or lease to the corporation or any subsidiary thereof, in exchange for securities of the corporation of any assets (except assets having an aggregate fair market value of less than $5,000,000) of any other entity. The 95% voting requirement is not applicable if certain fair price and procedural requirements are satisfied. The Shareholder Protection Act applies to the Company since the Company did not, within 90 days of becoming a public corporation, adopt a bylaw stating that the provisions of the Shareholder Protection Act do not apply to the Company.

     CONTROL SHARE ACQUISITION ACT. Article 9A of the NCBCA Act sets forth the North Carolina Control Share Acquisition Act (the "Control Share Acquisition Act"). The Control Share Acquisition Act generally provides that any person who acquires beneficial ownership of the shares of a corporation which, when added to all other shares of the corporation beneficially owned by the person, would increase that person's voting power in the election of directors to an amount equal to or greater than one-fifth, one-third or a majority of all voting power, is not entitled to vote the shares acquired unless the right to vote such shares is approved by a majority of all the outstanding shares of the corporation entitled to vote for the election of directors, excluding interested shares. Interested shares include any shares owned by any person who has acquired or proposes to acquire a controlling interest, any officer of the corporation and any employee of the corporation who is also a director. The decision to grant voting rights to the control shareholder must be voted upon at the next special or annual shareholders meeting. Unless otherwise provided in the corporation's articles of incorporation or bylaws, if voting rights are granted to the control shares and the holders of the control shares have a majority of voting power for the election of directors, other shareholders may have their shares redeemed by the corporation at their fair value calculated as of the day prior to the date the vote was taken to accord the control shares such voting rights, as long as certain procedural requirements are satisfied. The Control Share Acquisition Act does not apply to acquisitions of stock pursuant to a merger or share exchange if effected pursuant to a written agreement to which the corporation is a party. The Act applies only to certain covered corporations that are public corporations incorporated in and with substantial ties to the State of North Carolina and that have not opted out of the provisions of the Control Share Acquisition Act. The Company has not opted out of the provisions of the Control Share Acquisition Act.


               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the independent auditors of the Company for the current fiscal year. The selection of the independent auditors is being submitted to the shareholders for ratification at the Annual Meeting. If the shareholders do not vote to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors, the Board of Directors will reconsider such selection.

     PricewaterhouseCoopers LLP or its predecessor, Coopers & Lybrand LLP, has audited the Company's financial statements since 1990. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The ratification of the selection of PricewaterhouseCoopers LLP will require the affirmative vote of a majority of the shares of the Company's Common Stock represented and voting at the Annual Meeting.

              THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
   VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

                                 ANNUAL REPORT

     The Company's Annual Report to Shareholders for fiscal year ended June 28, 1998, including financial statements, accompanies this Proxy Statement.


                                OTHER BUSINESS

     The Company currently knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                      AVAILABILITY OF REPORT ON FORM 10-K

     A copy of the Company's report on Form 10-K for the fiscal year ended June 28, 1998 will be furnished without charge to any person solicited hereby upon written request directed to Cynthia B. Merrell, Chief Financial Officer, 4600 Silicon Drive, Durham, North Carolina 27703.

Dated: October 1, 1998

                                   APPENDIX

                         PROPOSED AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION


                                   ARTICLE I

     The name of the Corporation is Cree Research, Inc.


                                  ARTICLE II

   The period of duration of the Corporation shall be perpetual.


                                  ARTICLE III

     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina.


                                  ARTICLE IV

     The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 33,000,000 shares divided into two classes consisting of (a) 30,000,000 shares of Common Stock with a par value of $0.005 per share; and (b) 3,000,000 shares of Preferred Stock with a par value of $0.01 per share. The Board of Directors is authorized from time to time to establish one or more series of Preferred Stock and to determine the preferences, limitations and relative rights of the Preferred Stock before issuance of any shares of that class and of any series of Preferred Stock before issuance of shares of that series.


                                   ARTICLE V

   The number of directors of the Corporation may be fixed by the bylaws.


                                  ARTICLE VI

   There shall be no preemptive rights with respect to the shares of the capital stock of the Corporation.


                                  ARTICLE VII

     No director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of his or her duty as a director; provided, however, that the foregoing shall not limit or eliminate the personal liability of a director with respect to (i) acts or omissions not made in good faith that such director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (ii) any liability under Section 55-8-33 of the North Carolina General Statutes or any successor provision, (iii) any transaction from which such director derived an improper personal benefit or
(iv) acts or omissions occurring prior to the date of the effectiveness of this Article. As used in this Article, the term "improper personal benefit" does not include a director's compensation or other incidental benefit for or on account of his or her service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation.

     Furthermore, notwithstanding the foregoing provision, in the event that
Section 55-2-02 or any other provision of the North Carolina General Statutes is amended or enacted to permit further limitation or elimination of the personal liability of a director, the personal liability of the Corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

     This Article shall not affect a charter or bylaw provision or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this Article shall not adversely affect any limitation hereunder on the personal liability of a director with respect to acts or omissions occurring prior to such repeal or modification.


                                 ARTICLE VIII

     The name and address of the incorporator is Fred D. Hutchison, Suite 450, 2626 Glenwood Avenue, Raleigh, North Carolina 27608.

                                                               PRELIMINARY PROXY

        This Proxy is Solicited on Behalf of the Board of Directors of
                              CREE RESEARCH, INC.

     The undersigned shareholder of Cree Research, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement and hereby constitutes and appoints F. Neal Hunter and Calvin H. Carter, Jr., and each of them, attorneys and proxies with full power of substitution, to act and vote the shares of the undersigned at the Annual Meeting of Shareholders of said corporation to be held Tuesday, November 3, 1998, at 10:00 a.m. and at any adjournment or adjournments thereof. The undersigned hereby directs this proxy to be voted as follows:

     THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IN THE ABSENCE OF ANY DIRECTION TO THE CONTRARY, THE PROXYHOLDERS WILL VOTE THIS PROXY FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE AS DIRECTORS, FOR APPROVAL OF THE OTHER MATTERS LISTED ON THE REVERSE, AND IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED ON THE REVERSE HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXYHOLDERS HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE.

A [X] Please mark your
    votes as in this
    example.


                        FOR                        WITHHOLD AUTHORITY
                    all nominees               to vote for all nominees
                   listed at right                  listed at right
1. Election of           [ ]                             [ ]             Nominees:  F. Neal Hunter
   Directors                                                                        Calvin H. Carter, Jr., Ph.D.
                                                                                    John W. Palmour, Ph.D.
                                                                                    Walter L. Robb, Ph.D.
                                                                                    Michael W. Haley
                                                                                    Dolph W. von Arx
                                                                                    James E. Dykes
 For, except vote withheld from the following
  nominee(s):--------------------------


                                                                                           FOR   AGAINST   ABSTAIN
2. Approving proposed Amended and
   Restated Articles of Incorporation                                                       [ ]     [ ]       [ ]
3. Ratifying the selection of PricewaterhouseCoopers LLP as auditors for the
   fiscal year ending June 27, 1999                                                         [ ]     [ ]       [ ]
4. In their discretion with respect to any other business to come before the meeting or any adjournment or anyadjournments thereof

Please check box if you intend to attend the Annual Meeting in person. Please                                [ ]
complete, sign and return proxy whether or not you intend to attend the meeting

Any proxy heretofore given by the undersigned is hereby revoked.

PLEASE RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NOTE: If you receive more than one proxy, please date and sign each one and return all proxies in the same envelope.

Number of Shares ---------------  Signature of Stockholder ---------------------

Date --------------------------

IMPORTANT: Please sign your name exactly as it appears on your certificate.
           Please add your full title to your signature. Executors, administrators, trustees and other Fiduciaries should so indicate when signing and furnish proof of such fiduciary capacity. All persons signing on behalf of corporations and/or partnerships should so indicate when signing.